UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: August 28, 2023
(Date of earliest event reported)

THE YORK WATER COMPANY
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34245	23-1242500
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

130 East Market Street, York, Pennsylvania	17401
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (717) 845-3601

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

COMMON STOCK, NO PAR VALUE	YORW	The Nasdaq Global Select Market
(Title of Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ◻

THE YORK WATER COMPANY

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its regularly scheduled meeting on August 28, 2023, the Board of Directors (the “Board”) of The York Water Company (the “Company”) appointed Mr. Douglas S. Brossman as a new director to the Board, effective September 1, 2023.  Mr. Brossman is currently a director and Vice Chair of Burnham Holdings, Inc. where he previously served as the Chief Executive Officer, and also a director of High Industries, Inc. and High Real Estate Group, LLC.  He was appointed to a class of directors with terms expiring at the 2024 Annual Meeting of Shareholders.  Mr. Brossman will also be assigned to the Board’s Compensation Committee.  There is no arrangement or understanding between Mr. Brossman and any other person pursuant to which he was appointed as a director of the Company.  Additionally, there is no transaction between Mr. Brossman and the Company that would require disclosure under Item 404(a) of Regulation S-K.

THE YORK WATER COMPANY

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE YORK WATER COMPANY

/s/ Matthew E. Poff
Date: September 1, 2023	Matthew E. Poff
Chief Financial Officer